                                                                    EXHIBIT 99.3

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                                    )
                                          )
WEBLINK WIRELESS, INC.,                   )  CASE NO. 01-34275-SAF-11
PAGEMART PCS, INC.,                       )  CASE NO. 01-34277-SAF-11
PAGEMART II, INC.                         )  CASE NO. 01-34279-SAF-11
                                          )
                      DEBTORS.            ) JOINTLY ADMINISTERED UNDER
                                          )  CASE NO. 01-34275-SAF-11

--------------------------------------------------------------------------------

                            PLAN OF REORGANIZATION OF
                   WEBLINK WIRELESS, INC., PAGEMART PCS, INC.
                           AND PAGEMART II, INC. UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE

--------------------------------------------------------------------------------
                                            DAVIS POLK & WARDWELL
                                            Stephen H. Case
                                            David D. Tawil
                                            450 Lexington Avenue
                                            New York, New York 10017
                                            (212) 450-4000

                                            Special Counsel to
                                            WEBLINK WIRELESS, INC.,
                                            PAGEMART PCS, INC. AND
                                            PAGEMART II, INC.
                                            Debtors and Debtors in Possession


                                            WINSTEAD SECHREST & MINICK P.C.
                                            Michael A. McConnell, TBN 13447300
                                            1201 Elm Street, Suite 5400
                                            Dallas, Texas 75270
                                            (214) 745-5400

                                            J. Michael Sutherland, TBN 19524200
                                            777 Main Street, Suite 1100
                                            Fort Worth, Texas 76102
                                            (817) 420-8200

                                            Counsel to
                                            WEBLINK WIRELESS, INC.,
                                            PAGEMART PCS, INC. AND
                                            PAGEMART II, INC.
                                            Debtors and Debtors in Possession

Dated: January 31, 2002

                                TABLE OF CONTENTS

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                                    ARTICLE 1
         DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND
                                  GOVERNING LAW

Section 1.01.  Rules Of Interpretation, Computation Of Time And Governing Law............................1
Section 1.02.  Defined Terms.............................................................................1

                                    ARTICLE 2
                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.01.  Administrative Claims....................................................................13
Section 2.02.  Priority Tax Claims......................................................................13

                                    ARTICLE 3
         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

Section 3.01.  Summary..................................................................................14
Section 3.02.  Classification And Treatment Of Claims Against The Debtors...............................15
Section 3.03.  No Fractional Distributions..............................................................18
Section 3.04.  Special Provision Governing Unimpaired Claims............................................18

                                    ARTICLE 4
                       ACCEPTANCE OR REJECTION OF THE PLAN

Section 4.01.  Voting Classes...........................................................................19
Section 4.02.  Acceptance By Impaired Classes...........................................................19
Section 4.03.  Presumed Acceptance Of Plan..............................................................19
Section 4.04.  Presumed Rejection Of Plan...............................................................19
Section 4.05.  Non-Consensual Confirmation..............................................................19

                                    ARTICLE 5
                      MEANS FOR IMPLEMENTATION OF THE PLAN

Section 5.01.  Sale Transaction.........................................................................19
Section 5.02.  Issuance Of New Securities; Execution Of Related Documents...............................19
Section 5.03.  Funding Of The Plan......................................................................20
Section 5.04.  Payment Of Claims........................................................................21
Section 5.05.  Establishment Of The Post-Confirmation Estate............................................21
Section 5.06.  Funding Expenses For The Post-Confirmation Estate........................................21
Section 5.07.  Sources Of Assets For Plan Distribution..................................................21
Section 5.08.  Reorganized WebLink Wireless Contract Assumption.........................................22
Section 5.09.  Vesting Of Assets In Reorganized WebLink Wireless........................................22
Section 5.10.  Cancellation Of Notes, Instruments, Debentures, Common
               Stock, Options, And Warrants.............................................................22
Section 5.11.  Payment Of DIP Financing.................................................................22
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Section 5.12.  Corporate Actions........................................................................23
Section 5.13.  Corporate Governance, Directors And Officers, And Corporate
               Action Of The Reorganized Entities.......................................................23
Section 5.14.  Appointment Of Plan Administrator........................................................24

                                    ARTICLE 6
                POST-CONFIRMATION ESTATE; THE PLAN ADMINISTRATOR

Section 6.01.  Generally................................................................................24
Section 6.02.  Purpose Of The Post-Confirmation Estate..................................................24
Section 6.03.  Transfer Of Assets.......................................................................24
Section 6.04.  Valuation Of Assets......................................................................25
Section 6.05.  Distribution; Withholding................................................................25
Section 6.06.  Post-Confirmation Estate Implementation..................................................26
Section 6.07.  Disputed Claims Reserve..................................................................26
Section 6.08.  Termination Of Post-Confirmation Estate..................................................26
Section 6.09.  Termination Of Plan Administrator........................................................27
Section 6.10.  Exculpation; Indemnification.............................................................27

                                    ARTICLE 7
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 7.01.  Assumption Of Executory Contracts And Unexpired Leases...................................28
Section 7.02.  Claims Based On Rejection Of Executory Contracts Or Unexpired Leases.....................28
Section 7.03.  Cure Of Defaults For Executory Contracts And Unexpired Leases Assumed....................28
Section 7.04.  Indemnification Of Directors, Officers and Employees.....................................28
Section 7.05.  Compensation And Benefit Programs........................................................29

                                    ARTICLE 8
                       PROVISIONS GOVERNING DISTRIBUTIONS

Section 8.01.  Distributions For Claims Allowed As Of The Effective Date................................29
Section 8.02.  Distributions By The Plan Administrator And The Indenture
               Trustee; Distributions With Respect To Debt Securities...................................29
Section 8.03.  Delivery And Distributions And Undeliverable Or Unclaimed Distributions..................30
Section 8.04.  Distribution Record Date.................................................................31
Section 8.05.  Timing And Calculation Of Amounts To Be Distributed......................................31
Section 8.06.  Setoffs..................................................................................31
Section 8.07.  Surrender Of Canceled Instruments Or Securities..........................................32
Section 8.08.  Lost, Stolen, Mutilated Or Destroyed Debt Securities.....................................32

                                    ARTICLE 9
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

Section 9.01.  Prosecution Of Objections To Claims......................................................32
Section 9.02.  Estimation Of Claims.....................................................................33
Section 9.03.  Payments And Distributions On Disputed Claims............................................33
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                                   ARTICLE 10
              CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
                                   OF THE PLAN

Section 10.01.  Conditions Precedent To Confirmation....................................................34
Section 10.02.  Conditions Precedent To Consummation....................................................34
Section 10.03.  Waiver Of Conditions....................................................................34
Section 10.04.  Effect Of Vacation Of Confirmation Order................................................34

                                   ARTICLE 11
                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

Section 11.01.  Subordination...........................................................................35
Section 11.02.  Limited Releases By The Debtors.........................................................35
Section 11.03.  Preservation Of Rights Of Action........................................................35
Section 11.04.  Exculpation.............................................................................36
Section 11.05.  Injunction..............................................................................36

                                   ARTICLE 12
                            RETENTION OF JURISDICTION


                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

Section 13.01.  Dissolution Of Committee................................................................38
Section 13.02.  Payment Of Statutory Fees...............................................................38
Section 13.03.  Discharge Of Debtors....................................................................38
Section 13.04.  Modification Of Plan....................................................................38
Section 13.05.  Revocation Of Plan......................................................................38
Section 13.06.  Successors And Assigns..................................................................39
Section 13.07.  Reservation Of Rights...................................................................39
Section 13.08.  Section 1146 Exemption..................................................................39
Section 13.09.  Compliance With Tax Requirements........................................................39
Section 13.10.  Further Assurances......................................................................39
Section 13.11.  Service Of Documents....................................................................39
Section 13.12.  Filing Of Additional Documents..........................................................40


Exhibit A         Sun Purchase Agreement
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                                       iii
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         Pursuant to Chapter 11 of title 11 of the United States Code, 11 U.S.C.
Sections 101 et seq., WebLink Wireless, Inc., PageMart PCS, Inc. and PageMart
II, Inc., debtors and debtors-in-possession in the above-captioned and numbered cases, hereby respectfully propose the following Plan of Reorganization under Chapter 11 of the Bankruptcy Code:

                                    ARTICLE 1
         DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND
                                  GOVERNING LAW

         Section 1.01. Rules Of Interpretation, Computation Of Time And Governing Law. (a) For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

         (b) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         (c) Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State in which the Bankruptcy Court resides, without giving effect to the principles of conflict of laws thereof.

         Section 1.02. Defined Terms. Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

         "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under section 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. Sections 1911-1930.

         "ALLOWED" means, with respect to any Claim, except as otherwise provided herein: (a) a Claim that has been scheduled by the Debtors in their schedule of liabilities as other than disputed, contingent or unliquidated and as to which the Debtors or other party in interest have not Filed an objection by the Effective Date and for which no contrary proof of claim has been filed;
(b) a Claim that has been allowed by a Final Order; (c) a Claim that is allowed:
(i) in any stipulation with any Debtor of amount and nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with any Debtor of amount and nature of Claim executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed in connection with the Plan; or (d) a Claim that is allowed pursuant to the terms of this Plan.

         "ALLOWED ... CLAIM" means an Allowed Claim in the particular Class described.

         "ALTERNATIVE SALE TRANSACTION" means, in the event that an offer for the assets of the Debtors or the capital stock of WebLink other than that set forth in the Sun Purchase Agreement is accepted by the Debtors and approved by the Bankruptcy Court, the sale of certain of such assets or capital stock pursuant to such offer and an alternative purchase agreement which shall be consummated on or prior to the Effective Date.

         "ASSUMED CONTRACTS" means those executory contracts to be assumed by WebLink and assigned to Reorganized WebLink Wireless pursuant to the terms of the Purchase Agreement (or, in the event the Sale Transaction is structured as a purchase of WebLink capital stock, assumed and retained by WebLink).

         "BALLOTS" mean the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

         BANKRUPTCY CAUSES OF ACTION" means all Causes of Action and related crossclaims arising under the Bankruptcy Code including sections 500, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553(b) of the Bankruptcy Code and
claims and Causes of Action for setoff that the Debtors or the Estates may hold against any Person or Entity that is the Holder of a Claim subject to setoff that are or may be pending on the Effective Date or instituted by the Plan Administrator, on behalf of the Post-Confirmation Estate, after the Effective Date against any Person or Entity, whether asserted or unasserted as of the date of entry of the Confirmation Order.

         "BANKRUPTCY CODE" means sections 101 et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code, as amended from time to time, to the extent such amendments should be applicable to the Chapter 11 Cases.

         "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code and/or the General Order of such District Court pursuant to section 151 of title 28 of the United States Code, the bankruptcy unit of such District Court.

         "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. Section 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

         "BENEFICIAL HOLDER" means the Person or Entity holding the beneficial interest in a Claim or Interest.

         "BUSINESS DAY" means any day, other than a Saturday, Sunday or legal holiday (as defined in Bankruptcy Rule 9006(a)).

         "CASH" means cash and cash equivalents.

         "CASH PURCHASE PRICE" means the total amount of Cash included in the Reorganized WebLink Wireless Funding.

         "CAUSE OF ACTION" means all actions, causes of action, liabilities, obligations, rights, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, and includes claims and causes of action for setoff that the Debtors or the Estates may hold against any Person or Entity.

         "CHAPTER 11 CASES" means the cases under Chapter 11 of the Bankruptcy Code, commenced by the Debtors in the Bankruptcy Court.

         "CLAIM" means a claim (as defined in section 101(5) of the Bankruptcy
Code) against any Debtor, including: (a) any right to payment from a Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; and (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         "CLAIM HOLDER" or "CLAIMANT" means the Holder of a Claim.

         "CLASS" means a category of Holders of Claims or Interests as set forth in Article 3.

         "COMMITTEE" means the statutory official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

         "COMPANY" means WebLink Wireless, Inc. and its subsidiaries on a consolidated basis.

         "CONFIRMATION" means the entry of the Confirmation Order, subject to all conditions specified in Section 10.01 having been (i) satisfied or (ii) waived pursuant to Section 10.03.

         "CONFIRMATION DATE" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         "CONSUMMATION" means the occurrence of the Effective Date.

         "CONVENIENCE UNSECURED CLAIM" means any Allowed Unsecured Claim in an Allowed Amount of $[10,000] or less, excluding any WebLink Note Claim and any Subordinated Claim.

         "CREDITOR" means any Holder of a Claim.

         "D&O RELEASEES" means all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of the Debtors and their subsidiaries who served in such capacity on or after January 1, 1999, in each case in their capacity as such.

         "DEBTORS" means WebLink Wireless, Inc., PageMart PCS, Inc. and PageMart II, Inc.

         "DEBTORS IN POSSESSION" means WebLink Wireless, Inc., PageMart PCS, Inc. and PageMart II, Inc. as debtors in possession in the Chapter 11 Cases.

         "DELAWARE GENERAL CORPORATION LAW" means title 8 of the Delaware Code, as now in effect or hereafter amended.

         "DIP FACILITY" means the Debtor in Possession Credit Agreement dated July 18, 2001.

         "DIP LENDERS" means the financial institutions party to the DIP
Facility.

         "DISCLOSURE STATEMENT" means the Disclosure Statement for the Plan of Reorganization for WebLink Wireless, Inc., PageMart PCS, Inc. and PageMart II, Inc. under Chapter 11 of the Bankruptcy Code dated January 31, 2002, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.

         "DISPUTED" means, with respect to any Claim, any Claim: (a) listed on the Schedules as unliquidated, disputed or contingent; or (b) as to which the Debtors or any other party in interest have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

         "DISTRIBUTION RECORD DATE" means the close of business on the Business Day immediately preceding the Effective Date.

         "EFFECTIVE DATE" means the date selected by the Debtors which is a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in both
Section 10.01 and Section 10.02 have been satisfied or waived pursuant to
Section 10.03.

         "ENTITY" means an entity as defined in section 101(15) of the Bankruptcy Code.

         "ESTATES" means the estates of the Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

         "FILE" or "FILED" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

         "FINAL DECREE" means the decree contemplated under Bankruptcy Rule
3022.

         "FINAL ORDER" means, as to any court, administrative agency or other tribunal, an order or judgment of such tribunal as entered on its docket as to which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument or rehearing is pending or, if an appeal, petition for certiorari, or other proceeding for a new trial, reargument or rehearing has been timely filed or taken, the order or judgment of the tribunal has been affirmed (or such appeal or petition has been dismissed as moot) by the highest court (or other tribunal having appellate jurisdiction over the order or judgment) to which the order was appealed or the petition for certiorari or motion for a new trial, reargument or rehearing has been denied, and the time to take any further appeal or to seek further certiorari or move for a new trial, reargument or rehearing has expired.

         "GENERAL UNSECURED CLAIM" means any Unsecured Claim that is not a WebLink Note Claim, Convenience Unsecured Claim or Subordinated Claim.

         "GLENAYRE" means Glenayre Electronics, Inc.

         "HOLDER" means a Person or Entity holding an Interest or Claim, and with respect to a vote on the Plan, means the Beneficial Holder as of the Voting Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

         "IMPAIRED CLAIM" means a Claim classified in an Impaired Class.

         "IMPAIRED CLASS" means each of Classes 2, 3, 4, 5, 6, 7, 8 and 9 as set forth in Article 3.

         "INDENTURE TRUSTEE" means the indenture trustee for the 15% Exchange Notes and the 11 1/4% Exchange Notes.

         "INTEREST" means all rights (including unpaid dividends) arising from any equity security (as defined in section 101(16) of the Bankruptcy Code) of WebLink, including, but not limited to, all issued, unissued, authorized or outstanding shares of stock (including the WebLink Common Stock), together with any options and warrants to purchase or acquire such interests at any time (including the WebLink Warrants) and all Securities Claims.

         "MANAGEMENT EQUITY" means, collectively, the stock, options or other equity-based awards for [ ]% of the Reorganized WebLink Wireless Common Stock reserved for certain members of management of Reorganized WebLink Wireless.

         "MASTER BALLOTS" means the master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims shall indicate the acceptance or rejection of the Plan in accordance with the Voting Instructions.

         "NET CASH PREMIUM" means the difference between (x) the amount by which the Cash Purchase Price exceeds the sum of $20,000,000 and any Cash bid in lieu of any portion of the principal amount of the Reorganized WebLink

Wireless Subordinated Note and Reorganized WebLink Wireless Vendor Note and (y) any and all termination fees and expense reimbursements paid by one or more of the Debtors pursuant to the Sun Sale Transaction or an Alternative Sale Transaction.

         "NET CLOSING CASH" means (a) on the Effective Date, the Debtors' Cash on hand as of the Effective Date (excluding the Cash Purchase Price), less the aggregate amount of all payments (or reserve for payments) for obligations and projected obligations of the Debtors, the Plan Administrator and the Post-Confirmation Estate, including, the Post-Confirmation Estate Expenses, any obligations or projected obligations for Administrative Claims, the estimated costs and expenses incurred to administer and satisfy all obligations of the Post-Confirmation Estate and all other obligations arising under the Plan, incident to the assumption of Assumed Contracts, or performance of the Purchase Agreement (including any termination fee or expense reimbursement obligation to Sun Capital) and (b) thereafter, Cash of the Post-Confirmation Estate, determined from time to time after the Effective Date, which was previously reserved under the foregoing clause (a) for the actual or anticipated obligations specified therein, if, as and when the reservation of such Cash is no longer necessary due to disallowance, in whole or in part, reduction of the actual or anticipated underlying obligations or assumption by Reorganized WebLink Wireless, with the consent of the Debtors or the Plan Administrator, of such actual or anticipated underlying obligations, and in each case, as such reserves are determined from time to time by the Debtors or the Plan Administrator, subject at any time to review by the Bankruptcy Court.

         "NOMINEE" means any broker, dealer, commercial bank, trust company, savings and loan or other nominee holding a Claim of record for or on account of any Beneficial Holder.

         "OTHER PRIORITY CLAIM" means a Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

         "PERSON" means a person as defined in section 101(41) of the Bankruptcy Code.

         "PETITION DATE" means May 23, 2001, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

         "PLAN" means this Chapter 11 Plan of Reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

         "PLAN ADMINISTRATOR" means the Person to be designated by the Debtors and retained, as of the Effective Date, by the Post-Confirmation Estate as set forth in the Post-Confirmation Estate Agreement, with the approval of the Bankruptcy

Court, as the employee or fiduciary responsible for, among other things, the matters described in Article 6 hereof.

         "PLAN SUPPLEMENT" means a separate volume, to be filed with the Clerk of the Bankruptcy Court, containing, among other things, the Post-Confirmation Estate Agreement, the Post-Confirmation Administrative Expense Budget, the Reorganized WebLink Wireless Certificate of Incorporation and the Reorganized WebLink Wireless By-Laws. The Plan Supplement (containing drafts or final versions of the foregoing documents) shall be Filed as early as practicable (but in no event later than ten (10) days) prior to the commencement of the hearing to consider confirmation of the Plan, or on such other date as the Bankruptcy Court may establish.

         "POST-CONFIRMATION ADMINISTRATIVE EXPENSE BUDGET" means the budget for Administrative Claims and any other administrative or wind-down expenses projected to be incurred by the Post-Confirmation Estate.

         "POST-CONFIRMATION ESTATE" means the trust to be created on the Effective Date in accordance with the provisions of Articles 5 and 6 and the Post-Confirmation Estate Agreement for the benefit of Holders of certain Allowed Claims.

         "POST-CONFIRMATION ESTATE AGREEMENT" means the trust agreement, substantially in the form included in the Plan Supplement, that documents the Post-Confirmation Estate, describes the powers, duties and responsibilities of the Plan Administrator and the liquidation and distribution of proceeds of the Post-Confirmation Estate Assets.

         "POST-CONFIRMATION ESTATE ASSETS" means all assets of the Estates, other than those assets specified in the Purchase Agreement to be assets of Reorganized WebLink Wireless and the Reorganized WebLink Wireless Funding, after providing for payments and distributions in respect of Allowed Claims required to be made on the Effective Date or, pursuant to the Plan, which may be paid after the Effective Date.

         "POST-CONFIRMATION ESTATE EXPENSES" means any actual or projected obligations of the Post-Confirmation Estate, including, payments and distributions in respect of Allowed Claims not otherwise made on the Effective Date and the estimated costs and expenses incurred to administer and satisfy all the obligations of the Post-Confirmation Estate, including, the payment of the Plan Administrator.

         "PREPETITION BANK CREDIT FACILITY" means the $100 million Credit Agreement dated as of March 23, 1999, and as thereafter amended, by and among the Company, the Lenders designated therein, Bankers Trust Company, as Administrative Agent and Morgan Stanley Senior Funding, Inc., as Syndication Agent, together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guaranties, and other instruments and documents, as each may have been amended or modified from time to time.

         "PREPETITION LENDERS" means the financial institutions party to the Prepetition Bank Credit Facility.

         "PRIME RATE" means the rate of interest publicly announced by Bankers Trust Company in New York City from time to time as its Prime Rate.

         "PRIORITY TAX CLAIM" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         "PROFESSIONAL" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

         "PURCHASE AGREEMENT" means the Sun Purchase Agreement or, if an Alternative Sale Transaction is approved by the Bankruptcy Court, the purchase agreement embodying the Alternative Sale Transaction.

         "PURCHASED ASSETS" means the assets of the Debtors to be sold by the Debtors pursuant to the Sale Transaction.

         "PURCHASER" means the successful purchaser pursuant to the Sale Transaction.

         "REORGANIZED ENTITIES" means (i) PageMart PCS, Inc. and PageMart II, Inc., or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date and (ii) Reorganized WebLink Wireless.

         "REORGANIZED WEBLINK WIRELESS COMMON STOCK" means the shares of common stock of Reorganized WebLink Wireless.

         "REORGANIZED WEBLINK WIRELESS" means Purchaser or, in the event the Purchaser opts for an acquisition of WebLink capital stock rather than its assets, WebLink from and after the Effective Date.

         "REORGANIZED WEBLINK WIRELESS BY-LAWS" means the By-Laws of Reorganized WebLink Wireless, as described in Section 5.13(a), in the form included in the Plan Supplement.

         "REORGANIZED WEBLINK WIRELESS CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of Reorganized WebLink Wireless, as described in
Section 5.13(a), in the form included in the Plan Supplement.

         "REORGANIZED WEBLINK WIRELESS FUNDING" has the meaning ascribed to it in Section 5.03(b).

         "REORGANIZED WEBLINK WIRELESS SUBORDINATED NOTE" has the meaning ascribed to it in Section 5.03(b)(ii).

         "REORGANIZED WEBLINK WIRELESS VENDOR NOTE" has the meaning ascribed to it is Section 5.03(b)(iv).

         "SALE TRANSACTION" means the Sun Sale Transaction unless an Alternative Sale Transaction is approved by the Bankruptcy Court, in which event it means the Alternative Sale Transaction.

         "SCHEDULES" means the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs of the Debtors as the Bankruptcy Court requires the Debtors to file pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

         "SECURED CLAIM" means (a) a Claim that is secured by a lien on property in which the Estates have an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to a right of setoff under section 553(a) of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

         "SECURED CREDIT FACILITY CLAIM" means any Secured Claim arising from or relating to the Prepetition Bank Credit Facility.

         "SECURED VENDOR FINANCING CLAIM" means any Secured Claim arising from or related to the Vendor Financing Arrangement.

         "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

         "SECURITIES CLAIM" means any and all Claims for fraud, misrepresentation, rescission, reimbursement, contribution, indemnification or damages arising from, under or in connection with (i) all agreements entered into by WebLink or an affiliate of WebLink in connection with the issuance of the WebLink Common Stock or the WebLink Warrants or (ii) the purchase or sale of the WebLink Common Stock or the WebLink Warrants, including, without limitation, any and all Claims asserted or that could have been asserted in the Securities Suits.

         "SECURITIES SUITS" means (i) the four purported class action lawsuits filed against WebLink and John D. Beletic, the Company's former Chief Executive Officer, and consolidated in the United States District Court for the Northern District of Texas: Park Avenue Securities v. WebLink Wireless, Inc. and John Beletic, Civil Action No. 3:01-CV-0498-L, filed March 14, 2001; Michael Abboud
v. WebLink Wireless, Inc. and John Beletic, Civil Action No. 3:01-CV-0551-X, filed March 22, 2001; Peter Wilder v. WebLink Wireless, Inc. and John Beletic, Civil Action No. 3:01-CV-0563-M, filed March 23, 2001; and Tamas Kutrovatz v. WebLink Wireless, Inc., and John Beletic, Civil Action No. 3:01-CV-0674-L, filed April 5, 2001, and (ii) the action originating in Texas state court as Pine T-1 Limited Partnership v. WebLink Wireless, Inc. and John Beletic, Cause No. 01-04333-E, filed April 24, 2001.

         "SUBORDINATED CLAIM" means (a) any Claim of any Person or Entity that is liable with the respective Debtor on or has secured the Claim of another creditor to the extent that such co-obligor's Claim is for indemnity, contribution, or reimbursement and is not Allowed on or before the Confirmation Date, (b) any Claim for penalties or punitive damages and any other Claim of the type described in section 726(a)(4) of the Bankruptcy Code (and notwithstanding the general inapplicability of Chapter 7 of the Bankruptcy Code), including any lien securing such Claim, and (c) any Claim subordinated under section 510 of the Bankruptcy Code and any lien securing such Claim, including but not limited to the Securities Claims.

         "SUN CAPITAL" means Sun Capital Acquisition Corp. or its affiliate party to the Sun Purchase Agreement.

         "SUN PURCHASE AGREEMENT" means that certain Asset Purchase Agreement, dated as of ____________ __, 2002, between the Debtors and Sun Capital, attached hereto as EXHIBIT A, together with such amendments and/or modifications to such Agreement made in accordance with its terms, pursuant to which WebLink will, as of the Effective Date, sell and transfer certain assets and assume and assign certain contracts and leases to Sun Capital, subject to certain conditions to closing.

         "SUN SALE TRANSACTION" means the sale of certain of the Debtors' assets pursuant to the Sun Purchase Agreement, which shall be consummated on or prior to the Effective Date.

         "UNIMPAIRED CLAIM" means an unimpaired Claim within the meaning of section 1124 of the Bankruptcy Code.

         "UNIMPAIRED CLASS" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

         "UNSECURED CLAIM" means any Claim against the Debtors that is not a Secured Claim, Administrative Claim, Priority Tax Claim or Other Priority Claim.

         "VENDOR FINANCING ARRANGEMENT" means that certain vendor financing arrangement with Glenayre entered into in March 1997, as amended, providing for the financing of infrastructure equipment over a period of 60 months up to an original maximum of $30,000,000 (later amended to $10,000,000), together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guaranties, and other instruments and documents, as each may have been amended or modified from time to time.

         "VOTING INSTRUCTIONS" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

         "VOTING RECORD DATE" means _________ __, 2002.

         "WEBLINK" means WebLink Wireless, Inc.

         "WEBLINK COMMON STOCK" means the authorized common stock of WebLink.

         "WEBLINK NOTE CLAIM" means any Claim arising from or related to the WebLink Notes or the WebLink Note Indentures.

         "WEBLINK NOTE INDENTURES" means (i) the Indenture, dated as of January 17, 1995, between PageMart Nationwide, Inc. and the United States Trust Company of New York, as trustee, relating to the 15% Notes and the 15% Exchange Notes, as amended, and (ii) the Indenture, dated as of January 28, 1998, between PageMart Wireless, Inc. and the United States Trust Company of New York, as trustee, relating to the 11 1/4% Notes and 11 1/4% Exchange Notes.

         "WEBLINK NOTES" means (i) the 15% Exchange Notes and (ii) the 11 1/4% Exchange Notes, issued by the Company under the WebLink Note Indentures.

         "WEBLINK WARRANTS" means all contract rights to purchase or acquire an Interest in WebLink at any time.

         "11 1/4% EXCHANGE NOTES" means the 11 1/4% Senior Subordinated Discount Exchange Notes due 2008, issued by the Company pursuant to an effective registration statement filed under the Securities Act and exchanged for all 11 1/4 % Notes.

         "11 1/4% NOTES" means the 11 1/4% Senior Subordinated Discount Notes due 2008, issued by the Company under the Indenture, dated as of January 28,

1998, between PageMart Wireless, Inc. and the United States Trust Company of New York, as trustee.

         "11 1/4% EXCHANGE NOTE CLAIMS" means all Claims arising from or related to the 11 1/4% Exchange Notes and the Indenture, dated as of January 28, 1998, between PageMart Wireless, Inc. and the United States Trust Company of New York, as trustee.

         "15% EXCHANGE NOTES" means the 15% Senior Discount Exchange Notes due 2005, issued by the Company pursuant to an effective registration statement filed under the Securities Act and exchanged for all 15% Notes.

         "15% NOTES" means the 15% Senior Discount Notes due 2005, issued by the Company under the Indenture, dated as of January 17, 1995, between PageMart Nationwide, Inc. and the United States Trust Company of New York, as trustee.

         "15% EXCHANGE NOTE CLAIMS" means all Claims arising from or related to the 15% Exchange Notes and the Indenture, dated as of January 17, 1995, between PageMart Nationwide, Inc. and the United States Trust Company of New York, as trustee.

                                    ARTICLE 2
                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

         Section 2.01. Administrative Claims. Subject to the provisions of sections 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder and the Debtors or the Post-Confirmation Estate or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by Reorganized WebLink Wireless or the Post-Confirmation Estate, as the case may be, when due in accordance with the terms and conditions of the particular agreements governing such obligations or an order of the Bankruptcy Court.

         Section 2.02. Priority Tax Claims. Each Holder of a Priority Tax Claim due and payable on or prior to the Effective Date shall be paid Cash in an amount equal to the amount of such Allowed Claim in equal quarterly installments, with interest at 7% per annum (calculated based on the number of days in such quarter and a year of 365 days) or as determined by the Bankruptcy Court, over a period of six years from the assessment of such taxes, or shall be paid on account of its Allowed Claim on such other terms as have been or may be agreed upon by such Holder and the Debtors or the Post-Confirmation Estate or otherwise upon order of the Bankruptcy Court. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (ii) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (iii) not be discharged pursuant to section 1141 of the Bankruptcy Code. All obligations of the Debtors in respect of Priority Tax Claims will be assumed on the Effective Date and paid or performed by Reorganized WebLink Wireless or the Post-Confirmation Estate, as the case may be, when due pursuant to the foregoing.

                                    ARTICLE 3
         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

         Section 3.01. Summary. The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date

         The classification of Claims and Interests against the Debtors pursuant to this Plan is as follows:

                           CLASS                        STATUS                  VOTING RIGHTS
                 ---------------------------------     ----------        ------------------------
Class 1          - Other Priority Claims               Unimpaired        -   not entitled to vote

Class 2          - Secured Credit Facility Claims      Impaired          -   entitled to vote

Class 3          - Secured Vendor Financing Claims     Impaired          -   entitled to vote

Class 4          - 15% Exchange Note Claims            Impaired          -   entitled to vote

Class 5          - 11 1/4% Exchange Note Claims        Impaired          -   entitled to vote

Class 6          - General Unsecured Claims            Impaired          -   entitled to vote

Class 7          - Convenience Unsecured Claims        Impaired          -   entitled to vote

Class 8          - Subordinated Claims                 Impaired          -   not entitled to vote

Class 9          - Interests                           Impaired          -   not entitled to vote

         Section 3.02. Classification And Treatment Of Claims Against The
Debtors.

         (a) Class 1 - Other Priority Claims

                  (i) Classification: Class 1 consists of all Other Priority Claims.

                  (ii) Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by the Plan. Unless the Holder of such Claim and the respective Debtor (or, if after the Effective Date, the Plan Administrator) agree to a different treatment, each Holder of an Allowed Class 1 Claim shall receive one of the following alternative treatments, at the election of the Debtors (or, if after the Effective Date, the Plan Administrator):

                           (A) to the extent then due and owing on the Effective
                  Date, such Claim will be paid in full in Cash on the Effective Date or as soon thereafter as is practicable by the Debtors, Reorganized WebLink Wireless or the Post-Confirmation Estate, as the case may be;

                           (B) to the extent not due and owing on the Effective
                  Date, such Claim will be paid in full in Cash by Reorganized WebLink Wireless or the Post-Confirmation Estate, as the case may be, when and as such Claim becomes due and owing in the ordinary course of business; or

                           (C) such Claim will be otherwise treated in any other
                  manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

         Any default with respect to any Class 1 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                  (iii) Voting: Class 1 is not impaired and the Holders of Class l Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class l are not entitled to vote to accept or reject the Plan.

         (b) Class 2 - Secured Credit Facility Claims

                  (i) Classification: Class 2 consists of the Secured Credit Facility Claims.

                  (ii) Treatment: On the Effective Date, the Holders of Class 2 Claims will receive (by and through the agent under the Prepetition Bank Credit Facility) (A) $20,000,000 Cash, (B) the Reorganized WebLink Wireless Subordinated Note, (C) [90.3]% of the Net Cash Premium and (D) a beneficial interest in the Post-Confirmation Estate in accordance with the Post-Confirmation Estate Agreement. The Holders of Class 2 Claims will also receive, on the Effective Date, from Debtors and, from time to time thereafter as may be appropriate, from the Plan Administrator, that amount of Cash by which the Net Closing Cash exceeds $5,000,000.

                  (iii) Voting: Class 2 is impaired and the Holders of Class 2 Claims are entitled to vote to accept or reject the Plan.

         (c) Class 3 - Secured Vendor Financing Claims

                  (i) Classification: Class 3 consists of the Secured Vendor Financing Claims.

                  (ii) Treatment: On the Effective Date, the Holders of the Class 3 Claims will receive (A) the Reorganized WebLink Wireless Vendor Note [and (B) [9.7]% of the Net Cash Premium].

                  (iii) Voting: Class 3 is impaired and the Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

         (d) Class 4 - 15% Exchange Note Claims

                  (i) Classification: Class 4 consists of the 15% Exchange Note Claims against the Debtors.

                  (ii) Treatment: On the Effective Date or as soon thereafter as is practicable, the Holders of Class 4 Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $[1,000] of Allowed Class 4 Claim and a beneficial interest in the Post-Confirmation Estate in accordance with the Post-Confirmation Estate Agreement.

                  (iii) Voting: Class 4 is impaired and the Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

         (e) Class 5 - 11 1/4 % Exchange Note Claims

                  (i) Classification: Class 5 consists of the 11 1/4 % Exchange Note Claims against the Debtors.

                  (ii) Treatment: On the Effective Date or as soon thereafter as is practicable, the Holders of Class 5 Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $[1,000] of Allowed Class 5 Claim and a beneficial interest in the Post-Confirmation Estate in accordance with the Post-Confirmation Estate Agreement.

                  (iii) Voting: Class 5 is impaired and the Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

         (f) Class 6 - General Unsecured Claims

                  (i) Classification: Class 6 consists of the Claims of Holders of General Unsecured Claims against the Debtors.

                  (ii) Treatment: On the Effective Date or as soon thereafter as is practicable, the Holders of Class 6 Claims will receive one share of Reorganized WebLink Wireless Common Stock for each $1,000 of Allowed Class 6 Claim and a beneficial interest in the Post-Confirmation Estate in accordance with the Post-Confirmation Estate Agreement.

                  (iii) Voting: Class 6 is impaired and the Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

         (g) Class 7 - Convenience Unsecured Claims

                  (i) Classification: Class 7 consists of the Claims of Holders of Convenience Unsecured Claims against the Debtors.

                  (ii) Treatment: On the Effective Date, the Holders of Class 7 Claims will receive $.05 Cash for each $1.00 of Allowed Class 7 Claim.

                  (iii) Voting: Class 7 is impaired and the Holders of Class 7 Claims are entitled to vote to accept or reject the Plan.

         (h) Class 8 - Subordinated Claims

                  (i) Classification: Class 8 consists of all Subordinated Claims against the Debtors.

                  (ii) Treatment: On the Effective Date, the Holders of Subordinated Claims shall neither receive any distributions nor retain any property under the Plan.

                  (iii) Voting: Class 8 is impaired, but because no distributions will be made to Holders of Class 8 Subordinated Claims nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not entitled to vote to accept or reject the Plan.

         (i) Class 9 - Interests

                  (i) Classification: Class 9 consists of any and all Interests.

                  (ii) Treatment: On the Effective Date, the Holders of Interests shall neither receive any distributions nor retain any property under the Plan. All documents evidencing Interests issued or issuable before the Confirmation Date will be canceled, including, without limitation, WebLink Common Stock, WebLink Warrants and any other options or warrants to purchase or acquire any other equity interests. In addition, without limitation, any and all Securities Claims are discharged without distribution thereon by any Debtor, the Post-Confirmation Estate or Reorganized WebLink Wireless.

                  (iii) Voting: Class 9 is impaired, but because no distributions will be made to Holders of Class 9 Interests nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 9 is not entitled to vote to accept or reject the Plan.

                  (iv) Common Stock Of PageMart PCS, Inc. And PageMart II, Inc.:
         Notwithstanding the foregoing, WebLink shall convey, transfer, assign and deliver its interests in PageMart PCS, Inc. and PageMart II, Inc. to Reorganized WebLink Wireless (or retain such interests in the event that the Purchaser opts for an acquisition of WebLink capital stock rather than its assets), all pursuant to this Plan. In any case, PageMart PCS, Inc. and PageMart II, Inc. shall be fully discharged of all Claims and any other equity interests.

         Section 3.03. No Fractional Distributions. No fractional shares of Reorganized WebLink Wireless Common Stock will be issued and no fraction of a cent will be paid to the Holders of any Claims. In lieu of any fractional shares or cents to which any such Holder would otherwise be entitled, the number of shares or cents will be rounded to the next greater or next lower number of shares of Reorganized WebLink Wireless Common Stock or cents, as follows: (a) fractions of 1/2 or greater will be rounded up to the next higher whole number, and (b) fractions of less than 1/2 will be rounded down to the next lower whole number, provided, however, that each Holder of an Allowed Claim in the Classes receiving such Reorganized WebLink Wireless Common Stock will receive a minimum of one whole share.

         Section 3.04. Special Provision Governing Unimpaired Claims. Except as otherwise provided, including as provided in Article 11, nothing herein shall affect the Debtors, the Reorganized Entities', or the Post-Confirmation Estate's rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                    ARTICLE 4
                       ACCEPTANCE OR REJECTION OF THE PLAN

         Section 4.01. Voting Classes. Each Holder of an Allowed Claim in Classes 2, 3, 4, 5, 6 and 7 shall be entitled to vote to accept or reject the Plan.

         Section 4.02. Acceptance By Impaired Classes. An Impaired Class of Claims (other than Class 8) shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

         Section 4.03. Presumed Acceptance Of Plan. Class 1 is unimpaired under the Plan, and, therefore, is conclusively presumed to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.

         Section 4.04. Presumed Rejection Of Plan. Holders of Claims in Class 8 and Holders of Interests in Class 9 will not receive any distributions under the Plan nor will they retain any property under the Plan, therefore such Holders are conclusively presumed and deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.

         Section 4.05. Non-Consensual Confirmation. The Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in view of the deemed rejection by Classes 8 and 9. In the event that any Impaired Class of Claims (other than Class 8) shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan as to such rejecting Class(es) in accordance with section 1129(b) of the Bankruptcy Code.

                                    ARTICLE 5
                      MEANS FOR IMPLEMENTATION OF THE PLAN

         Section 5.01. Sale Transaction. On or prior to the Effective Date, the Debtors shall consummate the sale of their assets or sale of stock pursuant to the Sale Transaction.

         Section 5.02. Issuance Of New Securities; Execution Of Related Documents. On the Effective Date, Reorganized WebLink Wireless shall issue and deliver to the Debtors all securities, notes, instruments, certificates, and other documents required to be issued or delivered pursuant to the Purchase Agreement and the Plan, each of which shall be distributed as provided in the Plan. Reorganized WebLink Wireless shall execute and deliver such other agreements, documents and instruments as are required to be executed and delivered pursuant to the terms of the Plan.

         Section 5.03. Funding Of The Plan.

         (a) On the Effective Date, the Debtors shall convey, transfer, assign and deliver all the assets and securities to be purchased by Reorganized WebLink Wireless in connection with the Sale Transaction and pursuant to the Purchase Agreement (or, in the event of a capital stock transaction, the Debtors shall retain such assets and securities), free and clear of all claims, liens and interests not expressly described herein in exchange for the consideration to be paid pursuant to the Sale Transaction.

         (b) Subject to the other provisions of the Plan and the Purchase Agreement, on the Effective Date, Reorganized WebLink Wireless will transfer to the Debtors for the benefit of the Debtors, the Creditors and the Post-Confirmation Estate, the consideration set forth in the Purchase Agreement (the "Reorganized WebLink Wireless Funding") which, if the Sun Sale Transaction is consummated, shall be:

                  (i) $20,000,000 Cash;

                  (ii) a note in the principal amount of $7,000,000, due and payable five years from the Effective Date with interest paid currently at the Prime Rate, and subject to a subordination agreement satisfactory, in form and substance, to Reorganized WebLink Wireless's senior lender in its sole discretion (the "Reorganized WebLink Wireless Subordinated Note"), which subordination agreement shall provide that the Reorganized WebLink Wireless Subordinated Note will be subordinate in right of payment to the indebtedness advanced by Reorganized WebLink Wireless's senior lender and shall limit such subordination to a mutually agreed upon maximum amount of indebtedness;

                  (iii) Reorganized WebLink Wireless Common Stock, equal to 15% of Reorganized WebLink Wireless's Common Stock (determined prior to the reservation, issuance or exercise of the Management Equity); and

                  (iv) a note with a principal amount of $2,700,000, which shall be secured by those Purchased Assets currently securing the Secured Vendor Financing Claim (the "Reorganized WebLink Wireless Vendor Note").

         Reorganized WebLink Wireless shall assume (i) the Debtors' obligations, arising after the Effective Date, pursuant to the Assumed Contracts (ii) such post-petition non-bankruptcy related trade payables and accrued expenses mutually agreed upon by Reorganized WebLink Wireless and the Debtors in their sole discretion and (iii) such other liabilities or obligations of the Debtors as are specified in the Purchase Agreement. On the Effective Date, Reorganized WebLink Wireless shall receive or retain, from the Debtors all Net Closing Cash on the Effective Date, up to a maximum amount of $5,000,000.

         Section 5.04. Payment Of Claims. On the Effective Date, once the Debtors shall have received the Reorganized WebLink Wireless Funding, the Debtors shall pay all Claims required to be paid on the Effective Date. The Debtors will then transfer the Post-Confirmation Estate Assets to the Post-Confirmation Estate in accordance with Section 5.05.

         Section 5.05. Establishment Of The Post-Confirmation Estate. On the Effective Date, the Debtors, on their own behalf and on behalf of the Holders of Claims to be paid pursuant to this Plan by the Plan Administrator, shall execute the Post-Confirmation Estate Agreement and shall take all other steps necessary to establish the Post-Confirmation Estate. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Debtors shall transfer to the Post-Confirmation Estate all of their right, title, and interest in all of the Post-Confirmation Estate Assets. Subject to Section 11.03, in connection with the transfer of these assets, including rights and Causes of Action (including Bankruptcy Causes of Action), any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Post-Confirmation Estate shall vest in the Post-Confirmation Estate and its representatives, and the Debtors and the Post-Confirmation Estate are authorized to take all necessary actions to effectuate the transfer of such privileges.

         Section 5.06. Funding Expenses For The Post-Confirmation Estate. The Debtors will fund the Post-Confirmation Estate with the Post-Confirmation Estate Assets. The Debtors shall have no obligation to provide any funding with respect to the Post-Confirmation Estate after they transfer the Post-Confirmation Estate Assets to the Post-Confirmation Estate. As will be more fully described in the Post-Confirmation Estate Agreement, any Cash in the Post-Confirmation Estate shall be applied, first, to the fees, costs, expenses and liabilities of the Plan Administrator, second, to make payments and distributions in respect of Allowed Claims in accordance with the terms of this Plan to the extent such payments and distributions were not made on the Effective Date and to satisfy any other administrative and wind-down expenses of the Post-Confirmation Estate and thereafter shall be available, as determined by the Plan Administrator, for distribution to beneficiaries in accordance with the Post-Confirmation Estate Agreement.

         Section 5.07. Sources Of Assets For Plan Distribution. All Cash and other consideration necessary for the Post-Confirmation Estate to make payments and distributions pursuant to the Plan and the Post-Confirmation Estate Agreement shall be obtained from the Post-Confirmation Estate Assets.

         Section 5.08. Reorganized WebLink Wireless Contract Assumption. On the Effective Date, Reorganized WebLink Wireless shall consent to WebLink's assumption (and, unless the Sale Transaction is structured as a purchase of WebLink capital stock, assignment to Reorganized WebLink Wireless) of the Assumed Contracts. These assumptions and assignments will neither diminish nor elevate the status or priority of Unsecured Claims that arose prior to the Petition Date. Other than Reorganized WebLink Wireless's commitment to perform its obligations under the Assumed Contracts, Reorganized WebLink Wireless shall, pursuant to the Purchase Agreement, waive and release, as against WebLink, the other Debtors and the Post-Confirmation Estate, any requirement of adequate assurance of future performance under section 365 of the Bankruptcy Code or otherwise in connection with the Sale Transaction.

         Section 5.09. Vesting Of Assets In Reorganized WebLink Wireless. On and as of the Effective Date, the Purchased Assets shall vest in Reorganized WebLink Wireless, free and clear of all Claims, liens, charges, or other encumbrances and Interests, other than any Claims, liens, charges or other encumbrances that Reorganized WebLink Wireless has expressly agreed to assume in the Purchase Agreement. On and after the Effective Date, Reorganized WebLink Wireless may operate the business and may use, acquire or dispose of property, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. In accordance with section 1109(b) of the Bankruptcy Code, nothing in the Plan shall preclude any party in interest from appearing and being heard on any issue in the Chapter 11 Cases.

         Section 5.10. Cancellation Of Notes, Instruments, Debentures, Common Stock, Options, And Warrants. On the Effective Date, except to the extent provided otherwise in the Plan or the Confirmation Order, all notes, instruments, certificates, and other documents evidencing (i) the Secured Credit Facility Claims, (ii) the Secured Vendor Financing Claims, (iii) the WebLink Note Claims, (iv) the Interests, including all WebLink Common Stock and WebLink Warrants, or (v) any other Claims represented by an instrument or judgment, shall be canceled and deemed terminated. On the Effective Date, except to the extent provided otherwise in the Plan or the Confirmation Order, any indenture relating to any of the foregoing, including, without limitation, the WebLink Notes Indentures, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code.

         Section 5.11. Payment Of DIP Financing. On the Effective Date, any amounts owed by the Debtors pursuant to the DIP Facility will be paid in full by Reorganized WebLink Wireless and any contracts, agreements, instruments and other documents evidencing the DIP Facility, any Debtor's obligations thereunder or any liens, charges or other encumbrances granted in connection therewith shall be canceled and deemed terminated.

         Section 5.12. Corporate Actions. Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan involving the corporate structure of the Debtors or the Reorganized Entities otherwise requiring the approval of the boards of directors or shareholders of the Debtors or the Reorganized Entities or of the Plan Administrator shall be deemed authorized and approved without any requirement of further action by such Persons or Entities. Unless the Sale Transaction is structured as a purchase of WebLink capital stock, WebLink shall dissolve or otherwise terminate its existence upon the Effective Date. PageMart PCS, Inc. and PageMart II, Inc. shall remain in existence, discharged of all liabilities pursuant to Section 3.02(i)(iv) and 13.03.

         Section 5.13. Corporate Governance, Directors And Officers, And Corporate Action Of The Reorganized Entities.

         (a) Certificate of Incorporation and By-Laws.


         Unless the Sale Transaction is structured as a purchase of WebLink capital stock, the certificate of incorporation and by-laws of Reorganized WebLink Wireless will be in the form included in the Plan Supplement. If the Sale Transaction is structured as a purchase of WebLink capital stock, WebLink will amend its certificate of incorporation and by-laws to contain provisions that are no less favorable to shareholders or creditors of Reorganized WebLink Wireless than the certificate of incorporation and by-laws included in the Plan Supplement.

         (b) Directors and Officers.

         Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Reorganized Entities will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the boards of directors of the Reorganized Entities and as Plan Administrator. To the extent any such Person is an insider, the nature of any compensation for such Person will also be disclosed. The classification and composition of the boards of directors of each of the Reorganized Entities shall be consistent with the certificate of incorporation of the applicable Reorganized Entity. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the applicable Reorganized Entity's respective certificate of incorporation and by-laws and the Delaware General Corporation Law.

         (c) Corporate Action.

         On the Effective Date, the appropriate officers of WebLink and the Reorganized Entities and members of the boards of directors of WebLink and the Reorganized Entities are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of WebLink or the applicable Reorganized Entity.

         (d) Management Incentive Plan.

         On or before the Effective Date, the Management Equity will be issued or reserved for issuance. The Management Equity issued on the Effective Date will vest on the following schedule:

         o        33 1/3 % on the Effective Date.

         o The remaining Management Equity will vest at a rate of [ ]% on a monthly basis.

         o Upon a merger, change of control or a sale of substantially all of the assets of Reorganized WebLink Wireless, all issued Management Equity will vest automatically.

         Section 5.14. Appointment Of Plan Administrator. On the Effective Date, compliance with the provisions of the Plan shall become the general responsibility of the Plan Administrator and the Plan Administrator shall be appointed in accordance with the Post-Confirmation Estate Agreement. Except with respect to any extraordinary action, including any action to close or dissolve the Post-Confirmation Estate, the Plan Administrator shall not be required to obtain Bankruptcy Court approval with respect to any proposed action or inaction.

                                    ARTICLE 6
                POST-CONFIRMATION ESTATE; THE PLAN ADMINISTRATOR

         Section 6.01. Generally. The powers, authority, responsibilities and duties of the Post-Confirmation Estate and the Plan Administrator shall be set forth in and governed by the Post-Confirmation Estate Agreement.

         Section 6.02. Purpose Of The Post-Confirmation Estate. The Post-Confirmation Estate shall be established for the primary purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Confirmation Estate. The Post-Confirmation Estate shall not be deemed a successor of the Debtors. It is not anticipated that the Debtors will incur any United States federal income tax liability from the transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate.

         Section 6.03. Transfer Of Assets.

         (a) The transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate (after taking into account the payments and distributions in respect of the Allowed Administrative Claims and Allowed Claims in Classes 1, 2 3, 4, 5, 6 and 7 on the Effective Date) shall be made, as provided herein, for the benefit of the Holders of such Allowed Administrative Claims, Priority Tax Claims and Claims in Classes 1, 2, 4, 5, 6 and 7 to be paid pursuant to this Plan by the Post-Confirmation Estate, to the extent such Holders are entitled to distributions under this Plan or the Post-Confirmation Estate Agreement. On the Effective Date, and after the Debtors' payments on behalf of the Holders of Allowed Administrative Claims and Allowed Claims in Classes 1, 2, 3, 4, 5, 6 and 7, the Debtors shall transfer title to the Post-Confirmation Estate Assets to the Post-Confirmation Estate. Upon the transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate, the Debtors shall have no interest in or with respect to the Post-Confirmation Estate Assets or the Post-Confirmation Estate. Notwithstanding the foregoing, to the extent the Debtors determine that any such transfer may implicate an exclusion in any Debtor's Director and Officer Insurance Policy, the Post-Confirmation Estate Assets at issue shall be assigned in another manner determined by the Debtors.

         (b) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Plan Administrator and the beneficiaries of the Post-Confirmation Estate) shall treat the transfer of the Post-Confirmation Estate Assets to the Post-Confirmation Estate in accordance with the terms of the Plan, as a transfer by the Debtors to the Holders of Allowed Claims who are or become beneficiaries of the Post-Confirmation Estate followed by a transfer by such Holders to the Post-Confirmation Estate, and the beneficiaries of the Post-Confirmation Estate shall be treated as the grantors and owners thereof.

         Section 6.04. Valuation Of Assets. As soon as possible after the Effective Date, the Plan Administrator shall value the Post-Confirmation Estate Assets based on the good faith determination of the Plan Administrator and the Plan Administrator shall apprise the beneficiaries of the Post-Confirmation Estate of such valuation. The valuation shall be used consistently by all parties (including the Debtors, Reorganized WebLink Wireless, the Plan Administrator and the beneficiaries of the Post-Confirmation Estate) for all federal income tax purposes. Any dispute regarding the valuation of these assets shall be resolved by the Bankruptcy Court.

         Section 6.05. Distribution; Withholding. The Plan Administrator shall from time to time make distributions to the beneficiaries of the Post-Confirmation Estate (on account of their Allowed Claims) in accordance with this Plan and the Post-Confirmation Estate Agreement, all net Cash income plus all net Cash proceeds from the liquidation of assets; provided, however, that the Post-Confirmation Estate may reserve and retain such amounts (i) as are necessary in the sole discretion of the Plan Administrator to meet contingent liabilities and to maintain the value of the Post-Confirmation Estate Assets during liquidation, (ii) to pay administrative expenses (including any taxes imposed on the Post-Confirmation Estate or in respect of the Post-Confirmation Estate Assets) and (iii) to satisfy other liabilities incurred or assumed by the Post-Confirmation Estate (or to which the Post-Confirmation Estate Assets are otherwise subject) in accordance with the Plan or the Post-Confirmation Estate Agreement. All such distributions shall be subject to the terms of the Plan and the Post-Confirmation Estate Agreement; provided, further, that of the net amount distributable, the Plan

Administrator shall reserve, in accordance with Section 6.07 hereof, such amounts as would be distributable in respect of Disputed Claims (treating such Claims, for this purpose, as if they were Allowed Claims). The Post-Confirmation Estate may withhold from amounts distributable to any Entity any and all amounts, determined in the Plan Administrator's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

         Section 6.06. Post-Confirmation Estate Implementation. On the Effective Date, the Post-Confirmation Estate will be established and become effective for the benefit of the Holders of Claims in Classes 1, 2, 4, 5, 6 and 7, together with the Holders of Administrative Claims and Priority Tax Claims, for the purpose of making payments and distributions in accordance with the Plan to Holders of Allowed Claims to the extent not required by the terms of the Plan to be paid on the Effective Date and Disputed Claims to the extent they become Allowed Claims. The Post-Confirmation Estate Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Post-Confirmation Estate as a grantor trust and the Holders of Allowed Claims as the grantors and owners thereof for federal income tax purposes. All parties (including the Debtors, the Plan Administrator and the beneficiaries of the Post-Confirmation Estate) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Post-Confirmation Estate.

         Section 6.07. Disputed Claims Reserve. The Post-Confirmation Estate shall maintain, in accordance with the Post-Confirmation Estate's powers and responsibilities as described herein and in the Post-Confirmation Estate Agreement, a reserve of any distributable amounts required to be set aside on account of Disputed Claims. Such amounts shall be distributed, as provided herein, as such Disputed Claims are resolved by settlement or Final Order, and shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

         Section 6.08. Termination Of Post-Confirmation Estate. The Post-Confirmation Estate will terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Post-Confirmation Estate for a finite period, if such extension is necessary to the liquidation of the Post-Confirmation Estate Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the Plan Administrator receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Post-Confirmation Estate as a grantor trust for federal income tax purposes.

         Section 6.09. Termination Of Plan Administrator. The duties, responsibilities and powers of the Plan Administrator shall terminate in accordance with the terms of the Post-Confirmation Estate Agreement.

         Section 6.10. Exculpation; Indemnification. From and after the Effective Date, the Plan Administrator, the Plan Administrator's and the Post-Confirmation Estate's employees and each of their professionals and representatives shall be and hereby are exculpated by all Persons and Entities, including, without limitation, Holders of Claims and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Plan Administrator by the Plan, the Post-Confirmation Estate Agreement or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, or otherwise, except only for actions or omissions to act to the extent determined by an order of a court of competent jurisdiction (with such order becoming a final, non-appealable order) to be due to their own respective gross negligence or willful misconduct from and after the Effective Date. No Holder of a Claim or other party in interest will have or pursue any claim or cause of action against the Plan Administrator, the Post-Confirmation Estate or the employees or professionals or representatives of either the Plan Administrator or the Post-Confirmation Estate for making payments in accordance with the Plan or for implementing the provisions of the Plan. Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence or willful misconduct. The Post-Confirmation Estate shall indemnify, defend and hold harmless the Plan Administrator, the Plan Administrator's and the Post-Confirmation Estate's employees, professionals and representatives from and against any and all claims, causes of action, liabilities, losses, damages and expenses (including attorneys' fees and expenses) (other than to the extent determined by an order of a court of competent jurisdiction (with such order becoming a final, non-appealable order) to be due to their own respective gross negligence or willful misconduct) to the fullest extent permitted by applicable law. The obligations of the Debtors to indemnify and reimburse the D&O Releasees against and for any obligations pursuant to articles of incorporation, codes of regulations, by-laws, applicable state law, or specific agreement, or any combination of the foregoing with respect to post-petition acts or omissions, shall be assumed by the Post-Confirmation Estate in accordance with Section
7.04. The Plan Administrator shall not be deemed a successor of the Debtors. The Plan Administrator and the Post-Confirmation Estate shall be authorized to obtain (by using Cash in the Post-Confirmation Estate) insurance coverage with respect to the responsibilities, liabilities and obligations of the Plan Administrator and the Post-Confirmation Estate and those Persons and/or Entities hired by the Plan Administrator and the Post-Confirmation Estate to discharge such responsibilities, liabilities and obligations.

                                    ARTICLE 7
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Section 7.01. Assumption Of Executory Contracts And Unexpired Leases. Immediately prior to the Effective Date, all executory contracts or unexpired leases of the Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to assume or reject pending on the Effective Date (which shall thereafter be rejected, assumed, assigned, or otherwise treated in accordance with orders disposing of such motions), (3) are identified on a list to be Filed on or before the Confirmation Date, as to be rejected, or (4) are rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

         Section 7.02. Claims Based On Rejection Of Executory Contracts Or Unexpired Leases. All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed within thirty (30) days after (i) the entry of the Confirmation Order by the Bankruptcy Court, or (ii) if arising from an executory contract or unexpired lease rejected after the entry of the Confirmation Order, the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors, the Post-Confirmation Estate or the Reorganized Entities, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided in this Plan. All such Claims for which proofs of Claim are required to be Filed will be, and will be treated as, General Unsecured Claims subject to the provisions of Article 9 hereof.

         Section 7.03. Cure Of Defaults For Executory Contracts And Unexpired Leases Assumed. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of Reorganized WebLink Wireless or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

         Section 7.04. Indemnification Of Directors, Officers and Employees. The obligations of the Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of their directors, officers or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, by a written agreement with the Debtors or the Delaware General Corporation Law, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to the Plan and sections 365 and 1123 of the Bankruptcy Code as of the Effective Date and assigned to the Post-Confirmation Estate. Accordingly, such indemnification obligations shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

         Section 7.05. Compensation And Benefit Programs. Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans are treated as executory contracts under the Plan and on the Effective Date will be assumed and assigned to Reorganized WebLink Wireless pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.

                                    ARTICLE 8
                       PROVISIONS GOVERNING DISTRIBUTIONS

         Section 8.01. Distributions For Claims Allowed As Of The Effective
Date.

         (a) Except as otherwise provided in this Article 8 or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date, or as soon as practicable thereafter. Distributions on account of Claims that become Allowed Claims after the Effective Date shall be made pursuant to Section 8.03,
8.05 and Section 9.03 below.

         (b) For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the Reorganized WebLink Wireless Common Stock to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which it is actually dated, authenticated or distributed; provided, however, that the Plan Administrator shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

         Section 8.02. Distributions By The Plan Administrator And The Indenture Trustee; Distributions With Respect To Debt Securities. The Plan Administrator shall make all distributions required under this Plan other than those made by the Debtors on the Effective Date; provided, the Plan Administrator may opt to engage the Indenture Trustee for distributions to Classes 4 and 5. Notwithstanding the provisions of Section 5.10 above regarding the cancellation of the WebLink Note Indentures, the WebLink Note Indentures shall continue in effect to the extent necessary to allow the Indenture Trustee to receive and make distributions pursuant to the Plan on account of the WebLink Notes if requested by the Plan Administrator. Each Indenture Trustee providing services related to distributions to the Holders of Allowed WebLink Note Claims shall receive, from the Post-Confirmation Estate, with such approval as the Bankruptcy Court may require, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed to with the Plan Administrator.

         Section 8.03. Delivery And Distributions And Undeliverable Or Unclaimed Distributions.

         (a) Delivery of Distributions in General.

         Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on records of the Debtors. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Secured Credit Facility Claims, Secured Vendor Financing Claims, and WebLink Note Claims shall be made in accordance with the Plan and distributions will be made to Holders of record as of the Distribution Record Date.

         (b) Undeliverable Distributions.

                  (i) Holding of Undeliverable Distributions. If any Allowed Claim Holder's distribution is returned to the Plan Administrator as undeliverable, no further distributions shall be made to such Holder unless and until the Plan Administrator is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of the Plan Administrator pursuant to this Section
         8.03 until such time as a distribution becomes deliverable. Undeliverable cash shall not be entitled to any interest, dividends or other accruals of any kind.

                  (ii) After Distributions Become Deliverable. From time to time, the Plan Administrator shall make all distributions that have become deliverable.

                  (iii) Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, the Debtors or, following the Effective Date, the Plan Administrator will file with the Bankruptcy Court, a listing of Holders of unclaimed distributions. This list will be maintained for as long as the

         Bankruptcy Cases stay open. Any Holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable distribution on or before the earlier of (a) the date of termination of the Post-Confirmation Estate pursuant to an order of the Bankruptcy Court and (ii) five years after the Effective Date, shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Reorganized Entities, the Post-Confirmation Estate or the Post-Confirmation Estate Assets or their property. In such cases, any Cash or securities held for distribution on account of such Claims shall be property of the Post-Confirmation Estate, free of any restrictions thereon. Nothing contained in the Plan shall require the Debtors, an indenture trustee or the Plan Administrator to attempt to locate any Holder of an Allowed Claim.

         Section 8.04. Distribution Record Date. As of the Distribution Record Date, the transfer register for the WebLink Notes as maintained by the Debtors, the Indenture Trustee or their respective agents, shall be closed and the transfer of WebLink Notes, or any interest therein, will be prohibited. Moreover, the Debtors and the Plan Administrator shall have no obligation to recognize the transfer of any WebLink Notes occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the Distribution Record Date.

         Section 8.05. Timing And Calculation Of Amounts To Be Distributed. Unless otherwise provided for in Article 3 or agreed to by the Holder of a Claim and the Debtors or, following the Effective Date, the Plan Administrator, each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. Periodic distributions shall also be made, pursuant to Section 9.03 below, to Holders of Disputed Claims in any such Class whose Claims become Allowed from time to time. Such distributions shall also be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

         Section 8.06. Setoffs. The Debtors and, after the Effective Date, the Plan Administrator may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature that the Debtors, the Reorganized Entities or, following the Effective Date, the Post-Confirmation Estate may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Post-Confirmation Estate or the Reorganized Entities of any such claims, rights and Causes of Action that the Debtors, the Post-Confirmation Estate or the Reorganized Entities may possess against such Holder.

         Section 8.07. Surrender Of Canceled Instruments Or Securities. Except as set forth in Section 8.08 below, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments, securities or other documentation canceled pursuant to Section
5.10 above, the Holder of such Claim shall tender the applicable instruments, securities or other documentation evidencing such Claim to the Debtors, following the Effective Date, the Plan Administrator or, if directed by the Plan Administrator, any applicable Indenture Trustee. Any Cash or securities to be distributed pursuant to the Plan on account of any such Claim shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section
8.03 above.

         Any Holder of any Claim that fails to surrender or is deemed to have failed to surrender the applicable documents evidencing such Claim, including, without limitation, any notes, instruments or certificates, required to be tendered in the times required herein shall have its Claim for a distribution pursuant to this Plan on account of such applicable document discharged and shall be forever barred from asserting any such Claim against the Debtors, the Reorganized Entities or the Post-Confirmation Estate or their property.

         Section 8.08. Lost, Stolen, Mutilated Or Destroyed Debt Securities. Any Holder of a Claim evidenced by a WebLink Note or a note issued under the Prepetition Bank Credit Facility or the Vendor Financing Arrangement that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such WebLink Note or a note issued under the Prepetition Bank Credit Facility or the Vendor Financing Arrangement, deliver to the Plan Administrator or, if directed by the Plan Administrator, to the appropriate Indenture Trustee: (1) evidence satisfactory to the Plan Administrator of the loss, theft, mutilation or destruction; and (2) such security or indemnity as may be required by the Plan Administrator and/or any Indenture Trustee to hold the Plan Administrator, the Post-Confirmation Estate, the Reorganized Entities and/or any Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of a Claim evidenced by a WebLink Note or a note issued under the Prepetition Bank Credit Facility or the Vendor Financing Arrangement, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note or debenture.


                                    ARTICLE 9
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

         Section 9.01. Prosecution Of Objections To Claims. From and after the Effective Date, the Plan Administrator and, in the case of Classes 4, 5 and 6, Reorganized WebLink Wireless, shall jointly have the exclusive authority to File objections, settle, compromise, withdraw or litigate to judgment objections to

Claims. From and after the Effective Date, the Plan Administrator or, in the case of Classes 4, 5 and 6, Reorganized WebLink Wireless, may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

         Section 9.02. Estimation Of Claims. The Plan Administrator and, in the case of Classes 4, 5 and 6, Reorganized WebLink Wireless, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Plan Administrator and, in the case of Classes 4, 5 and 6, Reorganized WebLink Wireless, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         Section 9.03. Payments And Distributions On Disputed Claims. Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by the Plan Administrator in his sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. Subject to the provisions of this Section 9.03, as soon as practicable after a Disputed Claim becomes an Allowed Claim in the sole discretion of Plan Administrator, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will receive the appropriate payment or distribution on the Allowed Claim(s), although, except as otherwise agreed by the Plan Administrator in his sole discretion, no payment or distribution will be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order.

                                   ARTICLE 10
              CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
                                   OF THE PLAN

         Section 10.01. Conditions Precedent To Confirmation. It shall be a condition to Confirmation of the Plan that each of the following conditions shall have been satisfied or waived pursuant to the provisions of Section 10.03:

         (a) approval by the Bankruptcy Court of all provisions, terms and conditions of the Purchase Agreement; and

         (b) neither the Purchase Agreement nor the Sale Transaction shall have been terminated.

         Section 10.02. Conditions Precedent To Consummation. It shall be a condition to Consummation of the Plan that each of the following conditions shall have been satisfied or waived pursuant to the provisions of Section 10.03:

         (a) the Confirmation Order shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Cases by the Clerk of the Bankruptcy Court in form and substance acceptable to the Debtors;

         (b) the Confirmation Order shall be a Final Order;

         (c) all other actions and documents necessary to implement the Plan shall have been effected or executed, including the Post-Confirmation Estate Agreement;

         (d) the Federal Communications Commission shall have approved the Sale Transaction;

         (e) all of the conditions to the closing under the Purchase Agreement shall be satisfied or waived as provided therein such that the Debtors shall consummate the Sale Transaction and receive the Reorganized WebLink Wireless Funding simultaneously with the Consummation of the Plan; and

         (f) the Post-Confirmation Estate shall have sufficient Cash to permit payment of all of its and the Plan Administrator's projected fees, expenses and wind-down costs and all Allowed Claims to be paid after the Effective Date.

         Section 10.03. Waiver Of Conditions. The Debtors, in their sole discretion, may waive any of the conditions to Confirmation of the Plan and/or to Consummation of the Plan set forth in Section 10.01 and 10.02 at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

         Section 10.04. Effect Of Vacation Of Confirmation Order. If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (l) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                   ARTICLE 11
                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

         Section 11.01. Subordination. The classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to this Section 11.01.

         Section 11.02. Limited Releases By The Debtors. Except as otherwise specifically provided in this Plan, for good and valuable consideration, including, but not limited to, the service of the D&O Releasees to facilitate the expeditious reorganization of the Debtors and the implementation of the transactions contemplated by this Plan, the D&O Releasees, on and after the Effective Date, are released by the Debtors, the Reorganized Entities, the Plan Administrator and the Post-Confirmation Estate and their subsidiaries from any and all claims (as defined in section 10l(5) of the Bankruptcy Code), obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Entities, the Plan Administrator and the Post-Confirmation Estate and their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, except in the case of the D&O Releasees, for claims or liabilities (i) in respect of any loan or advance of Cash by the Debtors or their subsidiaries to any such Person, or (ii) in respect of any contractual obligation owed by such Person to the Debtors or their subsidiaries.

         Section 11.03. Preservation Of Rights Of Action. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall assign to and Reorganized

WebLink Wireless shall assume (or, in the event of a capital stock transaction, Reorganized WebLink Wireless shall retain) and Reorganized WebLink Wireless shall be entitled exclusively to enforce any claims, rights and Causes of Action other than Bankruptcy Causes of Action that the Debtors or the Estates may hold against any Person or Entity. Reorganized WebLink Wireless may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of Reorganized WebLink Wireless. Notwithstanding the foregoing, the Debtors shall transfer to the Post-Confirmation Estate any and all Bankruptcy Causes of Action held by the Debtors against any Person or Entity.

         Section 11.04. Exculpation. The Debtors, the Reorganized Entities, the Plan Administrator, the Post-Confirmation Estate, the D&O Releasees and the Committee and their members and Professionals (acting in such capacity) shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of this Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan, or any other act taken or omitted to be taken in connection with the Debtors' Chapter 11 Cases.

         Section 11.05. Injunction. From and after the Effective Date, all Persons and Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any claim, obligation, debt, right, Cause of Action, remedy or liability released or to be released pursuant to this Article 11.

                                   ARTICLE 12
                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

         (a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims and Interests;

         (b) grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

         (c) resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article 7 above to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

         (d) ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion Filed pursuant to Article 8;

         (e) decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

         (f) decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Reorganized Entities, the Plan Administrator or the Post-Confirmation Estate after the Effective Date;

         (g) enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

         (h) resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

         (i) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

         (j) resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article 11 and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

         (k) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         (l) determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

         (m) enter an order and/or final decree concluding the Chapter 11 Cases.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

         Section 13.01. Dissolution Of Committee. On the Effective Date, the Committee shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

         Section 13.02. Payment Of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date. Any such fees accrued after the Effective Date will constitute an Allowed Administrative Claim and be treated in accordance with Section 2.01.

         Section 13.03. Discharge Of Debtors. Except as otherwise provided herein: (1) the rights afforded in the Plan and the treatment of all Claims and Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors and the Debtors in Possession, or any of their assets or properties, (2) on the Effective Date, all such Claims against, and Interests in the Debtors shall be satisfied, discharged and released in full and (3) all Persons and Entities shall be precluded from asserting against the respective Debtors, the Reorganized Entities, the Plan Administrator, the Post-Confirmation Estate, Reorganized WebLink Wireless, their successors or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

         Section 13.04. Modification Of Plan. Subject to the limitations contained herein, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors, the Plan Administrator or the Reorganized Entities, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

         Section 13.05. Revocation Of Plan. The Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke and withdraw the Plan.

         Section 13.06. Successors And Assigns. The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

         Section 13.07. Reservation Of Rights. Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

         Section 13.08. Section 1146 Exemption. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under this Plan (including, without limitation, any such action under the Sale Transaction) may not be taxed under any law imposing a stamp tax or similar tax.

         Section 13.09. Compliance With Tax Requirements. In connection with the consummation of this Plan, the Debtors, Reorganized WebLink Wireless, the Plan Administrator and the Post-Confirmation Estate, as applicable, shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

         Section 13.10. Further Assurances. The Debtors, the Reorganized Entities, the Plan Administrator, the Post-Confirmation Estate and all Holders of Claims receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

         Section 13.11. Service Of Documents. Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid to:

                                 WebLink Wireless, Inc.
                                 PageMart PCS, Inc.
                                 PageMart II, Inc.
                                 3333 Lee Parkway
                                 Dallas, Texas 75219
                                 Attn: General Counsel

                         with copies to:

                                 Davis Polk & Wardwell
                                 450 Lexington Avenue
                                 New York, New York 10017
                                 Attn: Stephen H. Case, Esq.

                                 and

                                 Winstead Sechrest & Minick P.C.
                                 1201 Elm Street, Suite 5400
                                 Dallas, Texas 75270
                                 Attn: Michael A. McConnell, Esq.

                                 and

                                 Winstead Sechrest & Minick P.C.
                                 777 Main Street, Suite 1100
                                 Fort Worth, Texas 76102
                                 Attn: J. Michael Sutherland, Esq.

         Section 13.12. Filing Of Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.


                                    Respectfully Submitted,

                                    WebLink Wireless, Inc., PageMart PCS,
                                    Inc. and PageMart II, Inc.


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title: